UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): June 19, 2014

EMPIRE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	011-12127	22-3136782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parker Plaza Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 944-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On June 19, 2014, Empire Resources, Inc. (the “Company”) entered into the Amended and Restated Credit Agreement (the “A&R Credit Agreement”) by and among the Company, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch (“Rabobank”), as agent for the Committed Banks (as defined below), and each of the lenders that is a signatory thereto (including Rabobank) (collectively, the “Committed Banks”), and BNP Paribas, as syndication agent, to amend and restate the Credit Agreement by and among the Company, certain of the Committed Banks and Rabobank, as agent, dated as of April 28, 2011.

The A&R Credit Agreement provides for a $150 million maximum principal amount (with a swing line loan sublimit of $10 million and letter of credit sublimit of $75 million) secured, asset-based revolving credit facility (the “Committed Facility”), which matures on June 19, 2017. The A&R Credit Agreement allows additional increases in the line of credit of up to $75 million, subject to certain restrictions. Amounts borrowed under the A&R Credit Agreement bear interest, at the Company’s option, at Base Rate (as defined in the A&R Credit Agreement) plus 0.85% on Base Rate loans, or Eurodollar Rate (as defined in the A&R Credit Agreement ) plus 2.35% on Eurodollar loans.

The obligations of the Company under the A&R Credit Agreement are secured on a first-priority, perfected basis by substantially all of the assets of the Company and certain of its domestic subsidiaries (the “Guarantors”).

The A&R Credit Agreement contains financial and other affirmative and negative covenants including, but not limited to, covenants requiring maintenance of minimum tangible net working capital of $35 million plus an aggregate amount equal to 25% of the positive consolidated net income of the Company for the fiscal year most recently ended and compliance with a leverage ratio of not more than 6.00 to 1, as well as an ownership minimum and restrictions on the ability of the Company to incur indebtedness, create or incur liens, make distributions or dividends, make investments, and enter into merger agreements or agreements for disposition of assets. The A&R Credit Agreement also contains customary representations, warranties and defaults for a facility of this nature.

Uncommitted Credit Agreement

On June 19, 2014, the Company entered into the Uncommitted Credit Agreement (the “Uncommitted Credit Agreement”) by and among the Company, Rabobank, as agent for the Uncommitted Banks (as defined below), and each of the lenders that is a signatory thereto (collectively, the “Uncommitted Banks”), and BNP Paribas, as syndication agent.

The Uncommitted Credit Agreement provides that the Uncommitted Banks will consider requests to make loans and letters of credit, on an uncommitted and absolutely discretionary basis, in an aggregate amount at any one time outstanding not to exceed $75 million (with letter of credit sublimit of $35 million). Amounts borrowed under the Uncommitted Credit Agreement bear interest, at the Company’s option, at the Base Rate (as defined in the Uncommitted Credit Agreement) plus 0.35% on Base Rate loans, or Eurodollar Rate (as defined in the Uncommitted Credit Agreement) plus 1.85% on Eurodollar loans.

The obligations of the Company under the Uncommitted Credit Agreement are secured on a first-priority, perfected basis by substantially all of the assets of the Company and Guarantors (subject to certain permitted liens and subject to the Intercreditor Agreement (as defined below)).

The Uncommitted Credit Agreement contains financial and other affirmative and negative covenants including, but not limited to, covenants requiring maintenance of minimum tangible net working capital of $35 million plus an aggregate amount equal to 25% of the positive consolidated net income of the Company for the fiscal year most recently ended and compliance with a leverage ratio of not more than 6.00 to 1, as well as an ownership minimum and restrictions on the ability of the Company to incur indebtedness, create or incur liens, make distributions or dividends, make investments, and enter into merger agreements or agreements for disposition of assets. The Uncommitted Credit Agreement also contains customary representations, warranties and defaults for a facility of this nature.

Any Uncommitted Bank at any time may demand repayment of the entire outstanding principal amount of such Uncommitted Bank’s loans and cash collateralization of the letters of credit, in which case the Company may require such Uncommitted Bank to assign its loans to another lender, if such a lender can be found by the Company prior to the close of business on the tenth business day following the date of such demand; provided, however, notwithstanding the foregoing, if such demand is made by Uncommitted Banks having 51% of the aggregate amount of the loans made under the Uncommitted Credit Agreement, then the Company shall immediately pay the entire outstanding principal amount of all loans and cash collateralization of all letters of credit. In any event, unless otherwise agreed to, all amounts under the Uncommitted Credit Agreement must be repaid by the Company on or before June 19, 2015.

In connection with the A&R Credit Agreement, the Company and the Guarantors entered into the Amended and Restated Security Agreement (the “A&R Security Agreement”), dated as of June 19, 2014, pursuant to which the Company and the Guarantors granted a security interest in substantially all of their assets to secure the obligations of the Company for borrowed money under the A&R Credit Agreement. In connection with the Uncommitted Credit Agreement, the Company and the Guarantors entered into the Security Agreement (the “Uncommitted Security Agreement”), dated as of June 19, 2014, pursuant to which the Company and the Guarantors granted a security interest in substantially all of their assets to secure the obligations of the Company for borrowed money under the Uncommitted Credit Agreement.

Rabobank, in its capacity as collateral agent for the Committed Banks, and Rabobank, in its capacity as collateral agent for the Uncommitted Banks, entered into the Intercreditor Agreement, dated as of June 19, 2014 (the “Intercreditor Agreement”), pursuant to which the parties to such agreement agreed that (i) the liens granted to Rabobank, in its capacity as collateral agent for the Uncommitted Banks, to secure the obligations of the Company under the Uncommitted Credit Agreement were junior and subordinate to the liens granted to Rabobank, in its capacity as collateral agent for the Committed Banks, over assets included in the Borrowing Base for the Committed Credit Agreement and certain other assets and accounts provided as collateral, and (ii) the liens granted to Rabobank, in its capacity as collateral agent for the Committed Banks, to secure the obligations of the Company under the Committed Credit Agreement were junior and subordinate to the liens granted to Rabobank, in its capacity as collateral agent for the Uncommitted Banks, over assets included in the Borrowing Base for the Uncommitted Credit Agreement and certain other assets and accounts provided as collateral.

Copies of the A&R Credit Agreement, the Uncommitted Credit Agreement, the A&R Security Agreement, the Uncommitted Security Agreement and the Intercreditor Agreement are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, respectively, and incorporated herein by reference. The foregoing descriptions of the A&R Credit Agreement, the Uncommitted Credit Agreement, the A&R Security Agreement, the Uncommitted Security Agreement and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the A&R Credit Agreement, the Uncommitted Credit Agreement, the A&R Security Agreement, the Uncommitted Security Agreement and the Intercreditor Agreement, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information from Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

On June 23, 2014, the Company issued a press release announcing that the Company had entered into the A&R Credit Agreement and the Uncommitted Credit Agreement, along with the material terms of these agreements. A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement dated as of June 19, 2014, by and among Empire Resources, Inc., Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent for the Banks, each of the Banks, and BNP Paribas, as syndication agent.

10.2	Uncommitted Credit Agreement dated as of June 19, 2014, by and among Empire Resources, Inc., Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent for the Banks, each of the Banks, and BNP Paribas, as syndication agent.

10.3	Amended and Restated Security Agreement dated as of June 19, 2014, by and among Empire Resources, Inc., and each Guarantor, in favor of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent for each of the Secured Parties.

10.4	Security Agreement dated as of June 19, 2014, by and among Empire Resources, Inc., and each Guarantor, in favor of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent for each of the Secured Parties.

10.5	Intercreditor Agreement dated as of June 19, 2014, by and between Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, in its capacity as collateral agent for the Committed Lenders, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, in its capacity as collateral agent for the Uncommitted Lenders.

99.1	Press release dated June 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESOURCE, INC.

Dated: June 25, 2014	By:	/s/ Sandra Kahn
Name: Sandra Kahn
Title: Chief Financial Officer